Exhibit 5.1

JASON KENT

(858) 550-6044

jkent@cooley.com

February 20, 2009

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ENTROPIC COMMUNICATIONS, INC., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 4,592,173 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), including 3,473,507 shares issuable pursuant to the Company’s 2007 Equity Incentive Plan (the “Incentive Plan”), 1,042,052 shares issuable pursuant to the Company’s 2007 Employee Stock Purchase Plan (the “Stock Plan”), and 76,614 shares issuable pursuant to the Company’s 2007 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Incentive Plan, the Stock Plan and the Directors’ Plan, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Incentive Plan, the Stock Plan or the Directors’ Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements under the Incentive Plan or the Directors’ Plan, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Jason Kent
Jason Kent

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM